Exhibit 10.1

ESCROW AND SECURITY AGREEMENT

between

GARDNER DENVER, INC.

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Escrow Agent and Trustee

Dated as of May 4, 2005

ACCOUNT NUMBER: 138885

SHORT TITLE OF ACCOUNT — Gardner Denver Escrow Account

        ESCROW AND SECURITY AGREEMENT made this 4th day of May, 2005, by and between THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, in its capacities, as a “securities intermediary” as defined in Section 8-102 of the UCC (as defined herein), a “bank” as defined in Section 9-102 of the UCC and as escrow agent (the “Escrow Agent”), and in its capacity as trustee under the Indenture (the “Trustee”) and GARDNER DENVER, INC. (the “Grantor” or the “Company”). All references to “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

        This Agreement is being entered into in connection with the Purchase Agreement (the “Purchase Agreement”), dated as of April 28, 2005, among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”), and Bear, Stearns & Co. Inc. (“Bear Stearns”), J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Harris Nesbitt Corp., NatCity Investments, Inc., Mitsubishi Securities International plc, Piper Jaffray & Co. and Scotia Capital (USA) Inc. (collectively, the “Initial Purchasers”), and the Indenture (the “Indenture”), dated as of May 4, 2005, governing the Company’s 8% Senior Subordinated Notes due 2013 (the “Notes”), among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms, which are used but not defined herein, have the respective meanings specified in the Indenture. Pursuant to the Purchase Agreement and the Company’s Offering Memorandum, dated as of April 28, 2005 (the “Offering Memorandum”), the Company is offering (the “Offering”) $125,000,000 aggregate principal amount of the Notes.

        Pursuant to the “Use of Proceeds” section of the Offering Memorandum, the Grantor intends to use the net proceeds from the Offering and other funds to pay the purchase price for the Thomas Industries Acquisition.

        The Grantor, the Trustee and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following instructions and terms and conditions:

1.        Escrow Property

        The property and/or funds deposited or to be deposited with the Escrow Agent by the Grantor shall be as follows:

(a) Concurrently with the execution and delivery hereof and the issuance of the Notes:

(i) Bear Stearns will deposit with the Escrow Agent $125,000,000 by wire transfer in immediately available funds, which amount represents the gross proceeds from the Offering; and

(ii) the Grantor will deposit with the Escrow Agent $6,638,888.89 by wire transfer in immediately available funds.

        As a result of the simultaneous deposits made pursuant to clauses (i) and (ii) above, the aggregate amount deposited with the Escrow Agent on the date hereof will be $131,638,888.89 (one hundred thirty-one million six hundred thirty-eight thousand eight hundred eighty-eight and 89/100 dollars), which amount is sufficient to redeem in cash the Notes, in whole and not in part, in an amount equal to 100% of the aggregate principal amount of the Notes on May 4, 2005 (the “Issue Date”) plus accrued and unpaid interest from the Issue Date to January 3, 2006 (the “Initial Deposit”).

        (b)     (i) The Escrow Agent shall accept the Initial Deposit and shall hold such funds and the proceeds thereof in a separate identifiable account (the “Escrow Account”) for disbursement in accordance with the provisions hereof. The Escrow Account shall be under the control (within the meaning of Section 8-106, 9-106 and 9-104 of the UCC) of the Trustee and, notwithstanding any other provisions of this Agreement, the Escrow Agent shall comply with all entitlement orders and instructions given by the Trustee with respect to the Escrow Account or other Escrow Property (as defined herein) without further consent of the Grantors or any other person. The Trustee agrees not to deliver any entitlement orders or instructions except as permitted by Section 3 hereof; provided, however, that the Escrow Agent shall comply with all entitlement orders and instructions given by the Trustee. Notwithstanding anything to the contrary contained herein, if at any time the Escrow Agent receives conflicting orders or instructions from the Trustee or the Grantor, the Escrow Agent shall comply with such entitlement order or instruction of the Trustee without further consent by the Grantor or any other person.

        (ii)        Each party hereto hereby confirms that the arrangements established under this Section 1(b) constitute “control” of the Escrow Account. The Escrow Agent and the Grantor have not and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions with respect to any Escrow Account as set forth in this Section 1(b).

        (iii)        The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

        (iv)        As security for the due and punctual payment of the Escrow Redemption Price (as defined in the Indenture) on the Escrow Redemption Date (as defined in the Indenture), the Grantor hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and a lien on, the Escrow Account and the Escrow Property credited thereto and all the proceeds thereof, whether now owned or existing or hereafter acquired or arising. The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first-priority security interest by the Trustee against the Grantor and all third parties in accordance with the terms of this Agreement.

        (v)        The Grantor agrees to take all steps necessary in connection with the perfection of the Trustee’s security interest in the Escrow Property and, without limiting the generality of the foregoing, the Grantor hereby authorizes the Trustee to file one or more UCC financing statements in such filing offices and containing such descriptions of collateral as are necessary or advisable in order to perfect the security interest granted herein.

        (vi)        The Grantor represents and warrants that it was duly incorporated and is validly existing as a Delaware corporation and is not incorporated under the laws of any other jurisdiction, and during the term of this Agreement, the Grantor will not change its jurisdiction of organization without giving the Trustee 30 days’ prior written notice.

        (vii)        Upon the release of any Escrow Property pursuant to Section 3 hereof, the security interest of the Trustee for the benefit of the holders of the Notes shall automatically terminate without any further action and the Escrow Property shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Notes. At such time, the Trustee shall execute such documents without recourse, representation or warranty of any kind as the Grantor shall reasonably request and provide to evidence or confirm the termination of such security interest. The Initial Deposit, Escrow Account and all funds, securities or other property now or hereafter credited to the Escrow Account, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively, the “Distributions”) received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Property.”

2.         Investment of Escrow Property

        Upon written directions from the Grantor, the Escrow Agent shall invest or reinvest the Escrow Property, without distinction between principal and income, in securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one month from the date of acquisition, or in money market funds at least 95% of the assets of which constitute Cash Equivalents of such securities.

        The Escrow Agent shall credit all such investments to the Escrow Account and hereby agrees to treat any such investment as a financial asset within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code.

        The Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions below.

3.         Distribution of Escrow Property

        The Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

(a) The Escrow Agent will only release the Escrow Property in the cases specifically provided for in this Section 3.

        (b)     The Escrow Agent will promptly release the Escrow Property (less the Discount (as defined in Section 3(c) of the Purchase Agreement)) to the Grantor upon the satisfaction of the following conditions (which will be evidenced by an Officer’s Certificate (attached as Exhibit B) from the Grantor to the Trustee and the Escrow Agent confirming that these conditions have been met):

(1) all conditions to closing of the Thomas Industries Acquisition have been satisfied or waived;

(2) the Thomas Industries Acquisition will be consummated concurrently with the release of Escrow Property and on substantially the terms described in the Offering Memorandum;

(3) the Escrow Property will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum;

        (4)        Thomas Industries Inc. and each of its wholly-owned subsidiaries that are not Immaterial Subsidiaries (the “Thomas Guarantors”) shall concurrently with the consummation of the Thomas Industries Acquisition execute a supplemental indenture as set forth in the Indenture;

(5) each of the Thomas Guarantors shall concurrently with the consummation of the Thomas Industries Acquisition execute a Joinder Agreement in the form attached hereto as Exhibit C; and

(6) no Event of Default under the Indenture will have occurred and be continuing or result therefrom.

        Simultaneously with the release of the Escrow Property (less the Discount) pursuant to this Section 3(b), the Escrow Agent shall release the Discount to Bear Stearns in accordance with wire transfer instructions attached as Exhibit A hereto.

        (c)     If the conditions contained in clause (b) have not been satisfied on or before December 31, 2005 (or such earlier date as the Grantor determines not to pursue the Thomas Industries Acquisition, as evidenced by a written notice to the Trustee and the Escrow Agent), the Escrow Agent will release the Escrow Property to the Paying Agent under the Indenture for payment to holders of the Notes in accordance with the escrow redemption provision contained in Section 3.10 of the Indenture. The Paying Agent shall pay to the Grantor, as directed in written instructions from the Grantor, any portion of such funds in excess of the amount required to make such redemption.

        (d)     If, in accordance with Section 7.01(g) under the Indenture, the Escrow Agent receives a written notice from the Trustee that:

(i) the principal amount of and accrued and unpaid interest on the Notes has become immediately due and payable pursuant to Article VI of the Indenture (an “Acceleration Event”), or

(ii) the Grantor is redeeming or repurchasing all of the Notes pursuant to the terms of the Indenture (a “Redemption Event”),

then the Escrow Agent will liquidate all Escrow Property then held by it, and the Escrow Agent will release to the Paying Agent for payment to the holders of the Notes the amount of Escrow Property sufficient to pay such accelerated, redeemed or repurchased principal amount, as applicable, and interest, if any, thereon (A) in the case of an Acceleration Event, within one Business Day after receipt of such written notice from the Trustee or (B) in the case of a Redemption Event, within five Business Days after receipt of such written notice from the Trustee. In the event of a release under this clause (d) in the case of an Acceleration Event, the Escrow Property will be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee, second, to the Paying Agent for payment to the holders of the Notes to the full extent of all Obligations under the Indenture and the Notes and, third, following such release to the Paying Agent, the Escrow Agent will release all remaining Escrow Property, if any, as directed in written instructions from the Grantor.

        (e)     If at any time the Escrow Property exceeds the Initial Deposit by an amount in excess of $25,000, upon written instructions from the Grantor, the Escrow Agent shall distribute such excess Escrow Property to the Grantor within five Business Days of receiving such instruction.

4.         Addresses

        Notices, instructions and other communications shall be sent to the Escrow Agent and the Trustee, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attn.: Corporate Trust Administration and to Grantor as follows:

Gardner Denver, Inc. 1800 Gardner Expressway Quincy, Illinois 62301 Attention: Tracy Pagliara, Esq. Vice President, Administration, General Counsel and Secretary Telecopier: 217-228-8260

With a copy to::

Bryan Cave LLP 211 North Broadway St. Louis, Missouri 63102 Attention: Denis P. McCusker, Esq. Telecopier: 314-259-2020

5.         Termination; Distribution of Escrow Property

        Upon the release of all the Escrow Property in accordance with Section 3 hereof, this Agreement will terminate.

        Upon the release of any Escrow Property to the Grantor pursuant to Section 3(b) hereof, such Escrow Property will be delivered to the recipient, free and clear of any and all interests of the Escrow Agent, the Trustee and the holders of the Notes. Upon any release of any Escrow Property to the Paying Agent for distribution to the holders of the Notes pursuant to Section 3(c) or (d), the Escrow Property so released will be delivered to the recipients free and clear of any and all claim or interest of the Grantor.

6.         Compensation

        (a)     The Grantor shall pay all activity charges as separately agreed between the Grantor and the Escrow Agent.

        (b)     The Grantor shall be responsible for and shall reimburse the Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by the Escrow Agent and its agents in connection with this Agreement.

7.         Terms and Conditions

        (a)     The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement or to which the Grantor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from Grantor or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

        (b)     This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

        (c)     If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

        (d)     (i) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (A) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Grantor or any entity acting on behalf of the Grantor, (B) for any consequential, punitive or special damages, (C) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, so long as the same are selected with due care, or (D) for an amount in excess of the value of the Escrow Property.

        (ii)        The Escrow Agent may consult with legal counsel at the expense of the Grantor as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

        (iii)        The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

         (e)     The Escrow Agent shall provide to the Grantor, on its request, statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final, absent manifest error, upon receipt thereof by the Grantor unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

        (f)     The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons (other than the Escrow Agent) executing or delivering or purporting to execute or deliver any such document, security or endorsement.

        (g)     Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the “Addresses” provision herein (or to such other address as may be substituted therefor by written notification to the Escrow Agent or the Grantor). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Grantor or by a person or persons authorized by the Grantor. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business. Attached as Schedule A hereto is a list of those persons initially entitled to give notices, instructions and other communications to the Escrow Agent on behalf of the Grantor. Schedule A may be amended from time to time by written notice from the Grantor to the Escrow Agent.

        (h)     The Grantor shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence, willful misconduct or bad faith.

        (i)     (i) The Grantor may, with the consent of the Trustee, remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Grantor. The Escrow Agent may resign at any time by giving to the Grantor thirty (30) calendar days’ prior written notice thereof. Any such removal or resignation of the Escrow Agent shall not become effective until appointment of a successor Escrow Agent as provided below.

        (ii)        Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Grantor shall appoint a successor Escrow Agent acceptable to the Trustee. The Grantor shall cause any successor Escrow Agent to assume the obligations of the Escrow Agent hereunder or to enter into such other escrow agreement as may be acceptable to the Trustee in its sole discretion. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Grantor.

(iii) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent.

(iv) Upon delivery of the Escrow Property to the successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

        (j)     (i) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Grantor, which eliminates such ambiguity or uncertainty.

        (ii)        Subject to the last sentence of Section 1(b), in the event of any dispute between or conflicting claims by or among the Grantor and/or any other person or entity (other than the Trustee) with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Grantor for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (A) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (B) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Grantor.

        (k)     This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The Escrow Agent’s jurisdiction for purposes of Section 8-110 and 9-304 of the New York Uniform Commercial Code shall be the State of New York. The Grantor hereby submits to the personal jurisdiction of, and agrees that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. The Grantor hereby waives the right to trial by jury in any such proceedings. The Grantor waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

        (l)     Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged. The parties hereto acknowledge that the Trustee’s and the Grantor’s rights to amend this agreement are subject to the terms of the Indenture.

        (m)     The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

        (n)     The Grantor and the Escrow Agent each hereby represents and warrants (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.

        (o)     The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

        (p)     This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. In the event of any conflict between this Agreement and any other agreement with respect to the Escrow Account, the provisions of this Agreement shall control.

        (q)     The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

        (r)     No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York” by name in its capacity as the Escrow Agent or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. The Escrow Agent consents to the use of its name in the Preliminary Offering Memorandum dated April 15, 2005, the Offering Memorandum, the Purchase Agreement and the Indenture, as the same may be amended from time to time.

        (s)     The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

        (t)     This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

        (u)     Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Grantor shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The other parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting. The Escrow Agent may act through its agents and shall not be responsible for the negligence or misconduct of any agent appointed with due care by it hereunder. This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

        IN WITNESS WHEREOF, each of the parties has caused this Escrow and Security Agreement to be executed by a duly authorized officer as of the day and year first written above.

GARDNER DENVER, INC.

By:
Name: Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Escrow Agent

By:
Name: Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name: Title:

SCHEDULE A

        The following persons are entitled to give notices, instructions and other communications to the Escrow Agent on behalf of the Grantor:

Name	Title

Ross J. Centanni	Chairman, President and Chief Executive Officer

Helen W. Cornell	Vice President, Finance and Chief Financial Officer

Tracy D. Pagliera	Vice President, Administration, General Counsel and Secretary

Michael Sommer	Treasurer

EXHIBIT A
WIRE INSTRUCTIONS

Citibank
111 Wall Street, New York, NY
ABA #021-000089
For The Account of Bear Stearns
Account #09253186
For Further Credit To:
Account #014-95105-13
Attn: Jennie Supple
Syndicate Accounting
Reference: Gardner Denver

EXHIBIT B

[Form of Officer’s Certificate]

of

Gardner Denver, Inc.

        This certificate is being delivered pursuant to Section 3(b) of the Escrow and Security Agreement, dated as of May 4, 2005 (the “Escrow Agreement”), between Gardner Denver, Inc., a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as Escrow Agent and Trustee (the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement. The Company hereby certifies through the undersigned officer that:

1. All conditions to closing of the Thomas Industries Acquisition have been satisfied or waived.

        2.        Concurrently with the delivery of this Certificate and the release of funds (the “Released Funds”) as directed by the Company pursuant to the provisions of the Escrow Agreement, the Thomas Industries Acquisition will be consummated.

3. The Escrow Property will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

4. Each of the Thomas Guarantors shall concurrently with the consummation of the Thomas Industries Acquisition execute a supplemental indenture as set forth in the Indenture.

5. Each of the Thomas Guarantors shall concurrently with the consummation of the Thomas Industries Acquisition execute a Joinder Agreement.

6. No Event of Default under the Indenture has occurred and is continuing or will result from the consummation of the Thomas Industries Acquisition.

        IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this Certificate __ day of             , 2005.

GARDNER DENVER, INC.

By:
Name: Title:

EXHIBIT C

[FORM OF JOINDER AGREEMENT]

        WHEREAS, Gardner Denver, Inc. (the “Company”), the subsidiaries of the Company party thereto, (collectively, the “Guarantors”) and the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement (“Purchase Agreement”), providing for the issuance and sale by the Company of its 8% Senior Subordinated Notes due 2013 (the “Notes”); and

        WHEREAS, the Company, each of the Guarantors and the Initial Purchasers heretofore executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), providing for the registration under the Securities Act of 1933 of the Notes; and

        WHEREAS, as a condition to the consummation of the offering of the Notes, the Company agreed that upon consummation of the Acquisition (as defined in the Purchase Agreement), Thomas Industries Inc. and certain of its subsidiaries would become party to the Purchase Agreement and the Registration Rights Agreement as Guarantors upon the Release (as defined in the Purchase Agreement).

        NOW, THEREFORE, each of the undersigned hereby agrees for the benefit of the Initial Purchasers as follows:

        Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement, the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement and the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments on the part of the Guarantors in the Purchase Agreement and the Registration Rights Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of an indemnifying party pursuant to the Purchase Agreement and the Registration Rights Agreement.

        Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or other power and authority to execute, deliver and perform its obligations under this Joinder Agreement and that, when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

        THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

        IN WITNESS WHEREOF, the undersigned has executed this agreement this ___ day of ______, 2005.

[Thomas Guarantors]

By:
Name: Title: